                                            23.1

Consent of Independent Registered Public Accounting Firm

The Joint Corp.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-225898 and No. 333-208262) of The Joint Corp. of our report dated March 10, 2023, except for the effects of the restatement discussed in Note 2, as to which the date is September 26, 2023, relating to the 2022 consolidated financial statements, which appears in this Form 10-K/A.

/s/ BDO USA, P.C.

Phoenix, Arizona
September 26, 2023